REAL ESTATE LIEN NOTE

$1,050,000.00

Baytown, Harris County, Texas

May 22, 2009

IN MONTHLY INSTALLMENTS, as hereinafter set forth, for value received, the undersigned, BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania Corporation, whose address is P.O. Box 707, Blakeslee, Pennsylvania, 18610, hereinafter called "Maker", whether one or more, promise to pay to the order of BARBERS HILL BANKING CENTER, a branch of ANAHUAC NATIONAL BANK, hereinafter called "Holder", at P.O. Box 2155, Mont Belvieu, Texas, 77580, the sum of ONE MILLION FIFTY THOUSAND AND NO/100 ($1,050,000.00) DOLLARS, with interest thereon from date until maturity at the rate of 6.750% per annum, payable monthly as it accrues.

All past due principal and interest shall bear interest at the highest lawful rate from maturity until paid. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days (including the first but excluding the last day) elapsed. As used in this note, the term "highest lawful rate" shall mean the maximum rate of non-usurious interest allowed by law as now in effect or as allowed by law as may hereafter be in effect.

This note is due and payable in monthly installments of $7,254.57, out of which interest shall first be deducted and the balance applied to the payment of principal, the first installment of $7,254.57 coming due and being payable on the 22 day of June, 2009, and continuing with a like installment of $7,254.57, out of which interest shall first be deducted and the balance applied to the payment of principal, on the 22nd day of each and every calendar month thereafter through the 22nd day of April, 2014, and on May 22, 2014, the entire remaining principal balance and all interest accrued thereon shall be due and payable in full.

Maker reserves the privilege to prepay, in whole or in part, the unpaid principal balance of this note, plus accrued interest, at any time and from time to time without penalty, but such prepayments shall be applied as a credit against the last maturing installment or installments of principal due hereunder and shall not operate to defer or otherwise postpone the regular obligatory installments of principal payable hereunder.

It is expressly agreed, all other things herein or in any other note or instrument of indebtedness to the contrary notwithstanding, that nothing herein contained, nor in any such note or instrument, shall be so construed, or shall so operate in any event, so as to require Maker to pay interest on this indebtedness, or on any other liability or indebtedness now existing, or hereafter to exist, at a rate greater than the highest lawful rate of interest permitted by the laws then in force and governing this transaction for the period of time that same remains unpaid. In the event that interest higher than the lawful rate should ever be collected by Holder on such indebtedness, Holder shall have the option upon discovery of such fact to either (i) rebate the interest so collected which is in excess of the lawful rate to Grantors, or (ii) credit such amount to the unpaid principal balance of the indebtedness.

No security taken for the payment of this Note shall affect the liability of the Maker of this Note. Holder may require payment by Maker without first resorting to any security for this Note, and no judgment taken against any such party shall terminate any lien, security interest or other interest of Holder in said security. Holder shall be entitled, as security for all indebtedness of Maker to Holder, to lien and security interest in any property of Maker in its possession, including, without limitation, that which it may hold for collection or safekeeping, and any money or balances found on deposit with Holder to the credit of Maker, and it may retain and apply said property, money, securities or proceeds for the payment of this Note. Maker consents to the release or discharge of any party liable hereof (including the Maker) and to the release or impairment of any collateral for this Note by the Holder.

The Maker will pay to the Holder of this note a late charge of five (5%) percent of any payment due under this note not received by the Holder within fifteen (15) days after the same is due.

Failure to pay any installment of this note, either principal or interest, as and when the same is or becomes due and payable hereunder, or default of Maker in any of the terms, provisions or conditions of any instrument executed or to be executed by Maker as security for the payment hereof, shall at the election of the holder hereof mature this note and the liens securing payment hereof shall become subject to foreclosure proceedings.

If this note is not paid as and when due and is placed in the hands of an attorney for collection, or is collected through the Probate, Bankruptcy or other Court, the undersigned promise to pay fifteen percent additional on the amount of principal and interest then due hereon as attorney's fees.

This note is secured by a Deed of Trust Lien created in Deed of Trust this day given by the Maker hereof to KENNETH D. MOORE, Trustee, for the use and benefit of the payee hereof, on the following described property, to-wit:

See Exhibit "A" attached hereto and made a part hereof for all intents and purposes.

The Maker and all sureties, endorsers and guarantors of this note (i) waive demand, presentment for payment, notice of pre-payment, protest, notice of protest, notice of intent to accelerate, notice of the exercise of option to accelerate, filing of suit, and diligence in collecting this note or enforcing any of the security thereof (ii) agree to the release of any party primarily or secondarily liable hereon, and (iii) consent to any extension or postponement of time of payment of this note and to any other indulgence with respect thereto without notice thereof to any of them.

Maker understands and agrees that (i) Holder's document retention policy involves the imaging of executed loan documents and the destruction of the paper originals, and (ii) Maker waives any right that they may have to claim that the imaged copies of the loan documents are not originals.

BLUE RIDGE REAL ESTATE COMPANY, a Pennsylvania Corporation

By: /s/ Eldon D. Dietterick

ELDON D. DIETTERICK, Executive Vice President